REGISTRATION RIGHTS AGREEMENT


     Registration Rights Agreement, dated as of ___________, 1997 (this "Agreement"), among Royal Caribbean Cruises Ltd., a Liberian corporation (the "Company"), A. Wilhelmsen AS., a Norwegian corporation ("Wilhelmsen"), Cruise Associates, a Bahamian general partnership ("Cruise Associates"), Monument Capital Corporation, a Liberian corporation ("Monument"), Archinav Holdings, Ltd., a Liberian corporation ("Archinav"), and Overseas Cruiseship, Inc., a Cayman Islands corporation ("OCI" and, together with Archinav, the "Celebrity Shareholders").


                    W I T N E S S E T H:

     WHEREAS, the Company is a party to a Registration Rights Agreement, dated February 1, 1993 (the "Existing Agreement"), and has requested the other parties thereto, Wilhelmsen Cruise Associates and Monument, to agree, and they have agreed, with the Company, to make certain amendments to, and to restate the Existing Agreement providing, among other things, for the grant of certain registration rights to the Celebrity Shareholders; and

     WHEREAS, the Company has agreed to grant to the Celebrity Shareholders, and the Celebrity Shareholders desire to accept, certain registration rights as herein provided, all in connection with acquisition of all of the issued and outstanding capital stock of Celebrity Cruise Lines, Inc. by the Company from the Celebrity Shareholders, pursuant to the Stock Purchase Agreement, dated July 2, 1997, among the Company, Celebrity Cruise Lines, Inc. and the Celebrity Shareholders.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

          (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          (c) "Holders" shall mean (i) Wilhelmsen and (ii) Cruise Associates, in each case together with their respective affiliates and other transferees who become parties to this Agreement and the Shareholders Agreement as a "Shareholder" thereunder, (iii) Monument, (iv) Archinav, (v) OCI and (vi) any other person holding Registrable Securities who becomes a party to this Agreement.

          (d) "Registrable Securities" shall mean (i) shares of Common Stock held by the Holders as of the date hereof, (ii) all shares of capital stock that are issued in respect of, in exchange for or in substitution of any shares of Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, stock split, sale of assets, distribution to shareholders or combination of the shares of Common Stock or any other change in the Company's capital structure and (iii) any securities of the Company held by the Holders convertible into, or exercisable or exchangeable for, any shares of Common Stock as of the date hereof.

     As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) such securities shall have been registered under the Securities Act, and the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (x) such securities shall have been distributed pursuant to Rule 144 (or any similar provision which replaces Rule 144) under the Securities Act, (y) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them shall not bear a legend restricting further transfer and shall not be subject to any stop transfer order or other restrictions on transfer delivered or imposed by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (z) such securities shall cease to be outstanding.

          (e) "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all filing fees and expenses of the SEC and any relevant stock exchange or quotation system such as the National Association of Securities Dealers, Inc., registration fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires) the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (other than commissions and discounts), the reasonable fees of one counsel retained in connection with each such registration by the Holders of a majority of the Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities).

          (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          (g)  "SEC" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          (h) "Shareholders Agreement" shall mean that certain Shareholders Agreement dated as of February 1, 1993, between Wilhelmsen and Cruise Associates, as the same may have been or may be hereafter amended, modified, supplemented or restated.

     (2)  Other Definitions.

                                             Defined in
          Term                                 Section

          Agreement                          Preamble
          Archinav                           Preamble
          Celebrity Shareholders             Preamble
          Company                            Preamble
          Cruise Associates                  Preamble
          Demanding Holder                   Section 3(a)
          Existing Agreement                 Recitals
          Indemnified Person                 Section 7(a)
          Indemnified Persons                Section 7(b)
          Inspectors                         Section 6(i)
          Monument                           Preamble
          OCI                                Preamble
          Wilhelmsen                         Preamble



     3.   Demand Registration.

          (a) Request for Registration. Upon the written request of Wilhelmsen, Cruise Associates or Monument, or, after the first anniversary of the date hereof, Archinav or OCI, as the case may be (the "Demanding Holder"), requesting that the Company effect the registration under the Securities Act of all or part of the Demanding Holder's Registrable Securities, which Registrable Securities represent not less than 3% of the Registrable Securities then outstanding in the case of Wilhelmsen and Cruise Associates, 500,000 shares of Registrable Securities in the case of Monument and 2,000,000 shares of Registrable Securities in the case of Archinav and OCI, and specifying the underwriter which has indicated an interest in purchasing the specified Registrable Securities to be distributed on a firm commitment underwritten basis, the Company will promptly give written notice of such requested registration to the other Holders at least 30 days prior to the anticipated filing date of the registration statement relating to such registration, and thereupon will use its best efforts to effect, as expeditiously as possible, for the registration under the Securities Act of:

          (i) the Registrable Securities which the Company has been so requested to register by the Demanding
               Holder: and

          (ii) all other Registrable Securities of the same class as those requested to be registered by the Demanding Holder which the Company has been requested to register by any other Holders by written request received by the Company within 20 days after the giving of such written notice by the Company (which request shall contain such information as is deemed necessary by the Company to permit the registration and disposition of the Registrable Securities so requested to be registered by such other Holders);

provided, however, that (A) the Company shall not be obligated to file a registration statement relating to a registration request under this Section 3 (other than on Form F-3, or Form S-3 if it is then available or any similar short-form registration statement) within a period of ninety days after the effective date of any other registration statement of the Company other than registration statements on Form F-3 or Form S-3 if it is then available (or any similar short-form registration statement) or any successor or similar forms and (B) (i) if Wilhelmsen is the Demanding Holder, it shall not be entitled to more than five requests for registration pursuant to this Section 3, (ii) if Cruise Associates is the Demanding Holder, it shall not be entitled to more than five requests for registration pursuant to this Section 3, (iii) if Monument is the Demanding Holder, it shall not be entitled to more than one request for registration pursuant to this Section 3, (iv) if Archinav is the Demanding Holder, it shall not be entitled to more than one request for registration pursuant to this Section 3 and (v) if OCI is the Demanding Holder, it shall not be entitled to more than one request for registration pursuant to this Section 3 (in each case, except as otherwise provided herein). In the event a registration requested pursuant to this Section 3 fails to become effective (other than as a result of a revocation by the Demanding Holder), the request for registration shall be deemed not to have been made for purposes of this Section 3(a). If a registration has been requested pursuant to this Section 3 by either Wilhelmsen or Cruise Associates at the same time as, or within five days after, a registration is requested by Monument, the registration requested by Wilhelmsen or Cruise Associates shall be effected pursuant to this Section 4 and the registration requested by Monument shall be deemed not to have been made for purposes of this Section 3(a).

     Unless the Demanding Holder shall otherwise consent in writing, no other person or entity, other than the Company or another Holder, shall be permitted to offer any securities under any registration pursuant to this Section 3. Promptly after the expiration of the 20-day period referred to in subsection (ii) above, the Company will notify all the Holders to be included in the registration of the other Holders and the amount of Registrable Securities requested to be included therein by each Holder. Any Holder requesting a registration pursuant to this
Section 4 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request signed by such Holder.

     The foregoing notwithstanding, the Company shall have the right to delay the filing of a registration statement of a Demanding Holder in each of the following situations for the respective periods indicated:

                 (i) the Company's Board of Directors authorizes an underwritten public offering of securities for its own account and, subject to the provisions of
                         Section 4, for the Holders, provided that the delay shall not exceed 240 days;

                (ii) the Company is a party to an agreement with underwriters of a prior public offering restricting the registration and public sale of Common Stock provided that the delay shall not exceed 180 days; and

               (iii) the Company, as determined in good faith by its Chief Executive Officer, Chief Financial Officer or the Board of Directors or a Committee thereof, desires to avoid disclosure of any corporate disclosure that the Company is not otherwise obligated to disclose, provided the delay does not exceed 60 days.

          (b) Registration Statement Form. If a registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a registration statement on Form F-3, or Form S-3 if it is then available (or any successor or similar short-form registration statement), and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

          (c) Expenses. The Company will pay all Registration Expenses in connection with (i) five registrations requested by Wilhelmsen, (ii) five registrations requested by Cruise Associates, (iii) one registration requested by Monument, (iv) one registration requested by Archinav and (v) one registration requested by OCI (in each case pursuant to this Section 3). The Company shall not be liable for Registration Expenses in connection with a registration that shall not have become effective due to a revocation by the Demanding Holder and such expenses shall be borne by the Demanding Holder. In such event, the Company's obligation to pay all Registration Expenses in connection with (i) five registrations requested by Wilhelmsen,
(ii) five registrations requested by Cruise Associates, (iii) one registration requested by Monument, (iv) one registration requested by Archinav and (v) one registration requested by OCI (in each case pursuant to this Section 3) shall continue. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement requested pursuant to this Section 3.

          (d) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless the registration statement relating thereto has become effective under the Securities Act; provided, however, that if, after such registration statement has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

          (e) Selection of Underwriters. The Demanding Holder, with the consent of the Company (which consent shall not be unreasonably withheld), shall have the right to select the investment banker and manager or co-managers that will administer the offering of Registrable Securities requested to be registered pursuant to this Section 3.

          (f) Pro Rata Participation in Requested Registrations. If the managing underwriter shall advise the Company in writing that, in its opinion, the number of equity securities requested to be included in such registration (including securities which the Company requests to- be included which are not Registrable Securities) exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, all Registrable Securities requested to be included in such registration by the Holders (provided, however, that if the number of such Registrable Securities exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities included in such registration shall be allocated pro rata among the Holders requesting registration on the basis of the relative number of shares of Registrable Securities each such Holder has requested to be included in such registration; provided, further, however, that prior to the proration of Registrable Securities referred to in this clause (i), the Demanding Holder shall have the option to increase the number of Registrable Securities it is seeking to register to a number which is equal to the greatest number of shares sought to be included by any other person (including persons controlling, controlled by or under common control with any such person)) and
(ii) second, to the extent that the number of Registrable Securities requested to be included in such registration by the Holders is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities proposed to be sold by the Company and any other person to the extent that the Demanding Holder shall have consented, pursuant to Section 3(a) hereof, to the inclusion in such registration of such securities of such other persons (provided that if the number of securities proposed to be registered by the Company and such other persons, together with the number of Registrable Securities to be included in such registration pursuant to clause (i) of this Section 3(f), exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities included in such registration pursuant to this Section 3(f)(ii) shall be allocated pro rata among the Company and all such other persons on the basis of the relative number of securities the Company and each such person has requested to be included in such registration).

     If, due to the allocation procedures set forth in the foregoing paragraph at least 50% of the Registrable Securities requested to be registered by the Demanding Holder are not included in such registration, then the Demanding Holder shall have the right to require the Company to effect an additional registration under the Securities Act of all or part of the Registrable Securities owned by the Demanding Holder in accordance with the provisions of this Section 3.

     4.   Incidental Registration.

          (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-8, S-4 or F-4 or any successor or similar forms and other than pursuant to a registration under Section 3 hereof), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time, subject to the provisions of Section 4(b) hereof, give prompt written notice to each Holder of its intention to do so and of each Holder's rights under this Section 4, at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer to each Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any Holder made within 20 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by each such Holder, to the extent requisite to permit an underwritten disposition of the Registrable Securities so to be registered; provided, however, that (x) the Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (y) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this
Section 4(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register its securities, the Company shall give written notice to each such Holder and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of Holders under Section 3 hereof). The Holders requesting to be included in such registration may elect, in writing at any time prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 4 shall relieve the Company of its obligations to effect registrations upon request of the Demanding Holder under Section 3 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Securities pursuant to a registration statement effected pursuant to this Section 4.

          (b) Priority in Incidental Registrations. If the managing underwriter of a registration effected pursuant to this Section advises the Company in writing that, in its opinion, either (y) the number of equity securities (including all Registrable Securities) which the Company, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, or (z) the inclusion in such offering of Registrable Securities would have a material adverse effect on such offering, then, in either such case, the Company will include in such registration (i) first, all the securities the Company proposes to sell for its own account, (ii) second, all the Registrable Securities each Holder proposes to sell for its own account (provided, however, that if the number of Registrable Securities requested to be included in such registration by the Holders pursuant to Section 4(a) hereof, together with the number of Registrable Securities to be included in such registration pursuant to clause (i) of this Section 4(b), exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities to be included in such registration by the Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration), and (iii) third, to the extent that the number of equity securities which the Company proposes to sell for its own account and the Registrable Securities which the Holders have requested to be included in such registration pursuant to Section 4(a) hereof is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities requested to be sold for the account of any other persons (provided, however, that if the number of securities proposed to be registered by such other persons, together with the number of equity securities to be included in such registration pursuant to clauses (i) and (ii) of this Section 4(b), exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities included in such registration pursuant to this Section 4(b)(iii) shall be allocated pro rata among all such other persons on the basis of the relative number of securities each other person has requested to be included in such registration).

     5.   Holdback Agreements.

          (a) Registration for Public Sale by Holders. Each Holder of Registrable Securities agrees, to the extent not inconsistent with applicable law, and if and to the extent requested by the managing underwriter of a registration of Registrable Securities, not to effect any public sale or distribution, including any sale pursuant to Rule 144 or Regulation S under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such registration) during the 15 days prior to, and for a period of at least 90 days (or such longer period as each Holder agrees with the underwriter of such offering) beginning on, the effective date of such registration statement (except as part of such registration) provided that each Holder of Registrable Securities has received written notice of such registration at least 30 days prior to such effective date.

          (b) Restrictions for Public Sale by the Company and Others. The Company agrees, to the extent not inconsistent with applicable law, and if and to the extent requested by the managing underwriter of a registration of Company securities other than Registrable Securities, (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution for such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and for a period of at least 90 days (or such longer period as the underwriters retained by the Company may reasonably request) beginning on, the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause
(i), including any public sale by such holders pursuant to Rule 144 or Regulation S under the Securities Act (except as part of such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.


     6.   Registration Procedures.

     If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable
Securities under the Securities Act as provided in this Agreement, the Company will, subject to the last paragraph of
Section 3(a), as expeditiously as possible:

          (a) prepare and file with the SEC within 90 days, and use its best efforts to prepare and so file within 45 days, after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, subject to Section 3(b) hereof, and which form shall be available for the sale of the Registrable Securities as part of such registration, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as the underwriters may reasonably request, which period will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, in conformity with the requirements of the Securities Act;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder and underwriter of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph
(d), (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

          (f) immediately notify each Holder of such Registrable Securities (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iii) of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in each such case, the Company will promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) if Registrable Securities are then listed on a national securities exchange or quoted on a national market system, use its best efforts to cause all such Registrable Securities to be listed on such national securities exchange or quoted on such national market system and on each securities exchange on which similar securities issued by the Company are then listed or quoted, and enter into such customary agreements including a listing application or application for quotation and indemnification agreement in customary form, provided, however, that the applicable listing or quotation requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (h) enter into such customary agreements (including an underwriting agreement) and take all such other actions as the Holders of a majority (by number of shares being sold) of the Registrable Securities or the underwriters retained by such Holders reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including provision of customary opinions and indemnification;

          (i) make available for inspection by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement and amendment thereto, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement and amendments thereto;

          (j) use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants addressed to the selling Holders and the underwriters in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a majority (by number of shares being sold) of the Registrable Securities or the underwriters retained by such Holders reasonably request;

          (k) otherwise use its best efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement and the effective date of each post-effective amendment thereto (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (l) not later than the effective date of the applicable Registration Statement, use its efforts to provide a CUSIP number for all Registrable Securities, and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company; and

          (m) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder of Registrable Securities that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 6(b) hereof shall be extended by the greater of (i) one month or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(f) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof. If for any other reason the effectiveness of any Registration Statement filed pursuant to Section 3 hereof is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by such
Section 3 so that Registrable Securities may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with and including the date of such suspension or interruption to and including the date when the sale of Registrable Securities pursuant to such Registration Statement may be recommenced.

     7.   Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 3 or 4 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, (i) each of the Holders of any Registrable Securities covered by such registration statement, and (ii) each other person registering Company securities pursuant to such registration statement, in each case together with its directors and officers, general partners, limited partners and managing directors (and directors, officers, partners and managing directors thereof), and (iii) each other person who participates as an underwriter or selling agent in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with such Holder or any such underwriter or selling agent within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (for purposes of this Section 8(a), "Indemnified Person"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which such Indemnified Person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and, in each case, the Company will reimburse such Indemnified Person for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense is caused by any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Person specifically stating that it is for inclusion therein or if an underwriter fails to deliver a final prospectus in accordance with the Securities Act and the rules and regulations thereunder and such delivery would have cured the defect causing such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such securities by such Indemnified Person.

          (b) Indemnification by the Holders, Other Sellers and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 6 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from each of the Holders of such Registrable Securities, each other person registering Company securities pursuant to such registration statement or any underwriter or selling agent, to severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 7) the Company and its directors, officers, controlling persons, any underwriter or selling agent and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons (for purposes of this Section 7(b), "Indemnified Persons") but only with respect to (a) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Holder, other selling person or underwriter or selling agent specifically stating that it is for inclusion therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of such securities by such indemnifying party; provided, however, that no such indemnifying party shall be liable under this Section 7 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such indemnifying party.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding (including any governmental investigation with respect to which a claim for indemnification may be made pursuant to this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 7, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability arising out of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (and one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. All fees and expenses incurred by an indemnified person which are covered by the indemnity will be paid on a current basis when billed. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the immediately preceding sentence, the indemnifying party shall be deemed to have agreed that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          (d) Contribution. If the indemnification provided for in Sections 7(a) or (b) is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) as between the Company and the selling Holders on the one hand and the underwriters on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the selling Holders on the one hand and the underwriters on the other hand from the offering of all of the securities sold in the offering, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the selling Holders on the one hand and of the underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each selling Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the selling Holders on the one hand and the underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the selling Holders on the one hand and of the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the selling Holders or by the underwriters. The relative fault of the Company on the one hand and of each selling Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The selling Holders' obligations to contribute pursuant to this Section 7(d) are several in proportion to the proceeds of the offering received by each selling Holder bears to the total proceeds of the offering received by all the selling Holders and not joint.

          (e) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 7 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of governmental authority other than the Securities Act

     8. Rule 144. The Company hereby covenants that after the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act (excluding a registration statement on Form F-4), the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. In addition, the Company hereby agrees that for a period of eighteen months following the date on which a registration statement filed pursuant to Section 3 shall have become effective, the Company shall not deregister such securities under Section 12 of the Exchange Act (even if then permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder).

     9.   Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement, as hereafter amended. The Company has not previously entered into any agreement with respect to any of its equity securities granting any registration rights to any person, except the Existing Agreement which is being superseded hereby.

          (b) Remedies. The Company acknowledges and agrees that in the event of any breach of this Agreement by it, the Holders would be irreparably harmed and could not be made whole by monetary damages. The Company accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the United States District Court for the Southern District of New York, or, in the event said Court would not have jurisdiction for such action, in any court of the United States or any state thereof having subject matter jurisdiction for such action, the Company consents to personal jurisdiction in any such action brought in the United States District Court for the Southern District of New York or any such other court and to service of process upon it in the manner set forth in Section 9(d) hereof.

          (c) Entire Agreement. This Agreement and the Shareholders Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and, as to Wilhelmsen and Cruise Associates, therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof and thereof, other than those expressly set forth or referred to in such agreements. This Agreement and, as to Wilhelmsen and Cruise Associates, the Shareholders Agreement, supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and, as to Wilhelmsen and Cruise Associates, thereof, including, without limitation, the Existing Agreement.

          (d) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other delivery service, to the address of the party set forth in Schedule A hereto or, in the case of a transferee of a Holder, to the address set forth in the written agreement executed pursuant to Section 9(h) hereof, if any, or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be maintained on file with the Secretary of the Company. No notice shall be effective except upon actual delivery.

          (e) Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

          (f) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          (g) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

          (h) Successors; Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors. Persons who acquire Registrable Securities from a Holder may become party to this Agreement as a Holder with the consent of the transferring Holder at the time of the transfer. A Holder who has transferred Registrable Securities may enter into a separate agreement with the transferee of such Registrable Securities regarding the exercise of rights and allocation of responsibilities hereunder provided that such agreement states that it will be inoperative to the extent that it requires a Holder to violate this Agreement.

          (i) Defaults. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

          (j) Amendments, Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and Holders owning 75% of the Registrable Securities provided that the number of registration statements which a Holder is entitled to demand under Section 3(a) cannot be reduced without such Holder's consent.

          (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same
Agreement.

          (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provisions hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (m) Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision thereof.

          (n) Participation in Underwritten Registrations. No person, including a Holder, may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this agreement.

           (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              ROYAL CARIBBEAN CRUISES LTD.



                              By:  s/_____________________
                                     Name:
                                     Title:


                              A. WILHELMSEN AS.



                              By:  s/____________________
                                     Name:
                                     Title:


                              CRUISE ASSOCIATES

                              By:  CET Investment Group, a
                                   general partner

                               By: Canadian Imperial Bank of
                                   Commerce Trust Company
                                   (Bahamas) Limited, as Trustee
                                   of Settlement T-577, a
                                   general partner


                               By:  s/________________________
                                     Carlis E. Chisholm,
                                     Manager, Trust Department

                              MONUMENT CAPITAL CORPORATION



                              By:  s/______________________
                                     Name:
                                     Title:


                              ARCHINAV HOLDINGS, LTD.


                              By:  s/_____________________
                                     Name:
                                     Title:


                              OVERSEAS CRUISESHIP, INC.



                              By:  s/_____________________
                                     Name:
                                     Title:






        [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                            SCHEDULE A


Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
USA
Attention: Richard D. Fain

A. Wilhelmsen AS.
P.O. Box 1583
Vika
N-0118 Oslo, Norway
Attention: Arne Wilhelmsen

Cruise Associates
c/o Canadian Imperial Bank
  of Commerce Trust Company (Bahamas) Limited, as
  Trustee of Settlement T-577
P.O. Box N-3933
Nassau, Bahamas
Attention: Carlis E. Chisholm

Monument Capital Corporation
Corner House
Parliament and Church Streets
Hamilton, Bermuda

Archinav Holdings Ltd.
Chandris House
95 Akti Miaouli
GR 185 38 Piraeus
Greece
Attention:  M.G. Skordias

Overseas Cruiseship, Inc.
1114 Avenue of the Americas
New York, New York 10036
USA
Attention:  Robert N. Cowen, Esq.






================================================================




                        __________________


                  REGISTRATION RIGHTS AGREEMENT

                        __________________


                              Among


                  ROYAL CARIBBEAN CRUISES LTD.,


                        A. WILHELMSEN AS.,


                        CRUISE ASSOCIATES,


                  MONUMENT CAPITAL CORPORATION,


                     ARCHINAV HOLDINGS, LTD.


                               and


                    OVERSEAS CRUISESHIP, INC.


                    Dated as of July 30, 1997




=================================================================